Scaling for Sustainable Growth Q3 2025 EARNINGS CONFERENCE CALL October 28, 2025

Q3 2025Herc Holdings Inc. NYSE: HRI 2 Herc Rentals Team and Agenda Agenda Safe Harbor Q3 2025 Overview Q3 Operations Review Q3 Financial Review 2025 Outlook Q&ALarry Silber President & Chief Executive Officer Aaron Birnbaum Senior Vice President & Chief Operating Officer Mark Humphrey Senior Vice President & Chief Financial Officer Leslie Hunziker Senior Vice President Investor Relations, Communications & Sustainability

Q3 2025Herc Holdings Inc. NYSE: HRI 3 Safe Harbor Statements and Non-GAAP Financial Measures Forward-Looking Statements This presentation includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, and the Private Securities Litigation Reform Act of 1995. Forward looking statements are generally identified by the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," "looks," and future or conditional verbs, such as "will," "should," "could" or "may," as well as variations of such words or similar expressions. All forward-looking statements are based upon our current expectations and various assumptions and there can be no assurance that our current expectations will be achieved. You should not place undue reliance on the forward-looking statements. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected include, but are not limited to, the following: (1) the cyclical nature of our industry and our dependence on the levels of capital investment and maintenance expenditures by our customers; (2) the competitiveness of our industry, including the potential downward pricing pressures or the inability to increase prices; (3) our dependence on relationships with key suppliers; (4) our heavy reliance on communication networks, centralized information technology systems and third party technology and services and our ability to maintain, upgrade or replace our information technology systems; (5) our ability to respond adequately to changes in technology and customer demands; (6) our ability to attract and retain key management, sales and trades talent; (7) our rental fleet is subject to residual value risk upon disposition; (8) the impact of climate change and the legal and regulatory responses to such change; (9) our ability to execute our strategy to grow through strategic transactions;(10) our significant indebtedness; and (11) our ability to integrate the acquisition of H&E Equipment Services, Inc. into our business and our ability to realize all the anticipated benefits of the transaction. Further information on the risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and in our other SEC filings. We undertake no obligation to update or revise forward- looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. Information Regarding Non-GAAP Financial Measures In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this presentation that is not calculated according to GAAP (“non-GAAP”), such as adjusted net income, adjusted earnings per diluted share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA flow-through, free cash flow and adjusted free cash flow. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the appendix that accompanies this presentation.

Q3 2025Herc Holdings Inc. NYSE: HRI 4 Third Quarter 2025 Overview Larry Silber President and Chief Executive Officer

Integration Update

Completed:

- **Sales & Territory Optimization Q2/Q3**
  - Optimized sales territories to reflect increased scale
  - Enhanced field leadership structure
- **Systems Integration Q3**
  - Seamless execution, best-in-class timeline
  - All systems transferred: ERP, CRM, pricing, BI, logistics, fleet, HCM, ProControl by Herc Rentals™
  - Began operating from a single, unified dashboard in **Q4**

Ongoing:

- **Branch Network Optimization–**Consolidation/repurposing locations, expected to result in ~50 additional standalone or co-located specialty branches
- **Fleet Optimization–**Size, age and brand alignment
- **Cultural Alignment–**Training and leadership support on Herc operating & sales models and broader fleet offering
- **Go-to-market strategy–**Integrating into acquired locations
- **Standardized process alignment–**Educating, training and compliance


HercRentals

Herc Holdings Inc. NYSE: HRI

Q3 2025 | 5

Q3 2025: Delivering on Growth Strategies

Strategies to Accelerate ROIC and Increase Shareholder Returns:

Grow the Core

Expand Specialty

Elevate Technology

Allocate Capital

Execute at Highest Level

Optimize branch network for fleet / operating efficiencies at scale

- ~40% increase YoY in branch locations, adding density in the key Gulf Coast, Mountain West and Southeast regions
- Opened 6 previously planned greenfield locations
- Completed the sale of Cinelease studio entertainment business July 31, 2025

Enhance fleet mix

- Added specialty fleet for mega projects, cross-selling and end-market expansion

Support customers' efficiency goals through data and telematics

- Advanced our industry leading digital capabilities: ProControl by Herc Rentals™

Prioritize Capital and Invest Responsibly

- Continued disciplined investments in fleet
- Declared regular dividend

Lead through continuous improvement with E3OS

- Standardized processes
- Committed to superior customer experiences


EASY
E3OS
Business Operating System
EXPERT
EFFICIENT

HercRentals® Herc Holdings Inc. NYSE: HRI
Q3 2025 | 6

Q3 2025Herc Holdings Inc. NYSE: HRI 7 Operations Review Aaron Birnbaum Senior Vice President and Chief Operating Officer

Q3 2025Herc Holdings Inc. NYSE: HRI 8 Focusing on Safety Onboarded over 2,500 new team members into Herc Health & Safety programs Continuing focus on Perfect Days • Q3 25 all branches reported > 97% Perfect Days • Perfect Days are those with no: • OSHA reportable incidents • At-fault moving vehicle accidents • DOT violations Total TTM Recordable Incident Rate is 0.93 — favorable to industry standard of 1.0 Proven safety record is a must-have for customers

Delivering Growth and Resiliency through Diversification


Contractors
41%
Industrial
23%
Q3 Revenue by Customer[1]
Other
6%
Commercial Facilities
14%
16%
Infrastructure & Government
Q3 Local vs. National Revenue Mix
Local
52%
48%
National

- Local growth restricted by high interest-rate environment
  - Infrastructure, government and MRO help offset moderating commercial sector
- National account revenue benefiting from general growth and mega project activity
  - Growth from mix of existing projects ramping up and new projects launching
  - Project pipeline remains strong; supported by private- and federal-funding opportunities
- Long-term, balanced target of 60% local / 40% national accounts

1. Refer to 10-K for description of industries related to each customer classification.

HercRentals® Herc Holdings Inc. NYSE: HRI

Q3 2025 | 9

Q3 2025Herc Holdings Inc. NYSE: HRI 10 Continued Strength in Key End Markets 1.Source: IIR as of September 2025 2.Source: Dodge Analytics U.S. as of September 2025 3.Source: Dodge Analytics U.S. as of September 2025; mega project defined as total dollar value exceeding $250 million Industrial Spending1 $308 $314 $352 $457 $530 $530 $559 $555 $545 $526 20 21 22 23 24 25E 26E 27E 28E 29E $ in billions Non-Residential Starts2 $261 $305 $442 $417 $449 $467 $481 $509 $539 $570 20 21 22 23 24 25E 26E 27E 28E 29E $ in billions Infrastructure Starts2 $194 $209 $257 $304 $327 $346 $361 $372 $369 $374 20 21 22 23 24 25E 26E 27E 28E 29E $ in billions Mega Project Starts3 $290 $297 $652 23 24 25E $ in billions

Q3 2025Herc Holdings Inc. NYSE: HRI 11 Optimizing Fleet Mix and Lifecycle Performance 1. Original equipment cost based on ARA guidelines 2. End fleet as of September 30, 2025 3. Disposals exclude the divestiture of Cinelease OEC of $301 millon $167 $344 $366 $200 $74 $314 $423 2024 2025 Q1 Q2 Q3 Q4 Fleet Expenditures at OEC1 $ in millions $150 $139 $199 $235$234 $253 $375 2024 2025 Q1 Q2 Q3 Q4 Fleet Disposals at OEC1,3 $ in millions 17% 27% 13% 22% 21% • Focus on fleet efficiency: ◦ Expenditures for rotation, mega projects, specialty equipment ◦ Disposals to improve utilization and fleet mix as part of post-merger integration • Q3 25 disposals generated proceeds of ~41% of OEC ◦ Average age of fleet disposals in the quarter of 80 months • Average fleet age of 45 months at September 30, 2025 $9.6 billion at OEC1,2 Fleet Composition Specialty Aerial Earthmoving Material Handling Other

Capitalizing on Growth Trends Across Diverse Customer and Project Base

Contractors (41%)

- Electrical
- General Contractors
- Mechanical
- Remediation & Environmental
- Residential
- ***Restoration***
- ***Specialty Contractors***

Industrial (23%)

- Agriculture
- Chemical Processing
- Industrial Manufacturing
- Metals & Minerals
- Oil & Gas Production
- Oil & Gas Pipeline
- Oil & Gas Refineries
- Pharmaceutical
- Power
- Pulp. Paper & Wood
- Shipbuilding/Yards
- ***Aerospace***
- ***Alternative***
- ***Automotive/EV***
- ***Energy/ Renewables***
- ***Food & Beverage***

Infrastructure & Gov. Direct (16%)

- Airports
- Bridge
- Federal Government
- Local & State Government
- Military Base
- Prisons
- Railroad & Mass Transportation
- Streets, Road & Highway
- Sewer & Waste Disposal
- Water Supply & Distribution
- ***Utilities***

Commercial Facilities (14%)

- Banks
- Casinos
- Hospitality (hotel & motel)
- Parking Garages
- Religious Building
- Retail Facilities
- ***Commercial Warehousing***
- ***Education***
- ***Facility Maintenance***
- ***Healthcare***
- ***Data Centers***

Other (6%)

- Sporting Events
- TV, Film & Radio
- ***Live Events***

Herc Rentals is Well Positioned with Current Trending Opportunities

Chip Plants | **Data Centers** | **Renewables** | **EV/Battery** | **Utilities** | **Healthcare** | **Infrastructure** | **LNG Plant**

Pipeline of new construction and maintenance projects offers wide spectrum of growth opportunities

New verticals since 2016 in **bold**.

HercRentals® Herc Holdings Inc. NYSE: HRI Q3 2025 12

Financial Review Mark Humphrey Senior Vice President and Chief Financial Officer

Q3 2025Herc Holdings Inc. NYSE: HRI 14 Q3 2025 Financial Results * NM - Not Meaningful 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 18 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies 3. Based on ARA guidelines Three Months Ended September 30, Nine Months Ended September 30, $ in millions, except per share data 2025 2024 2025 vs 2024 % Change 2025 2024 2025 vs 2024 % Change Equipment Rental Revenue $1,122 $866 29.6% $2,731 $2,350 16.2% Total Revenues $1,304 $965 35.1% $3,167 $2,617 21.0% Net Income (Loss) $30 $122 (75.4)% $(23) $257 (108.9)% Earnings (Loss) Per Diluted Share $0.90 $4.28 (79.0)% $(0.75) $9.02 (108.3)% Adjusted Net Income1 $74 $124 (40.3)% $170 $265 (35.8)% Adjusted Earnings Per Diluted Share1 $2.22 $4.35 (49.0)% $5.54 $9.30 (40.4)% Adjusted EBITDA1 $551 $446 23.5% $1,299 $1,145 13.4% Adjusted EBITDA Margin1 42.3% 46.2% (390) bps 41.0% 43.8% (280) bps REBITDA1,2 $521 $428 21.7% $1,206 $1,077 12.0% REBITDA Margin1,2 45.9% 48.9% (300) bps 43.7% 45.4% (170) bps REBITDA YoY Flow-Through1,2 35.8% 46.1% NM* 33.5% 40.7% NM* Average Fleet3 (YoY) 38.2% 11.7% 23.2% 9.9% Dollar Utilization3 39.9% 42.2% (230) bps 38.8% 41.0% (220) bps

Q3 2025Herc Holdings Inc. NYSE: HRI 15 Disciplined Capital Management 1. The AR Facility is excluded from current maturities of long-term debt as the Company has the intent and ability to consummate refinancing and extend the term of the agreement 2. Total liquidity includes cash and cash equivalents and the unused commitments under the ABL Credit Facility and AR Facility 3. For a definition and calculation, see the Appendix beginning on Slide 18 Maturities As of September 30, 2025 $ in millions $1,200 $800 $1,650 $1,100 $2,258 $750 $400 2026 2027 2028 2029 2030 2031 2032 2033 $81 Finance Leases 2025-2044 2027 Senior Unsecured Notes AR Facility1 2029 Senior Unsecured Notes ABL Credit Facility Ample liquidity2 of $1.8B provides financial flexibility Net leverage3 of 3.8x Adjusted free cash flow3 of $342M for nine months ended 2025 Quarterly dividend of $0.70 per share, paid on September 5, 2025 Maintained Credit Ratings Moody's CFR Ba2; S&P BB 2033 Senior Unsecured Notes 2030 Senior Unsecured Notes Term Loan Facility

Q3 2025Herc Holdings Inc. NYSE: HRI 16 Reaffirming 2025 Outlook Key Assumptions: • Gross capex includes incremental specialty equipment to support cross-sell synergies • OEC dispositions of $1.1B to $1.2B to optimize fleet • Adjusted free cash flow1 of $400M to $500M, includes benefits from the One Big Beautiful Bill Act Metric 2025 Guidance Equipment Rental Revenue $3.7 billion to $3.9 billion Adjusted EBITDA $1.8 billion to $1.9 billion Net Rental Equipment Expenditures $400 million to $600 million Gross Capex $900 million to $1.1 billion 1. Adjusted free cash flow removes the impact of cash paid for transaction expenses. For a reconciliation to the most comparable GAAP financial measures, see the Appendix beginning on Slide 18

Q3 2025Herc Holdings Inc. NYSE: HRI 17 Purpose, Vision, Mission and Values Purpose: We equip our customers and communities to build a brighter future

Appendix

Q3 2025Herc Holdings Inc. NYSE: HRI 19 Glossary of Terms Commonly Use in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing equipment rental revenue (excluding re-rent, delivery, pick-up and other ancillary revenue) by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines.

Q3 2025Herc Holdings Inc. NYSE: HRI 20 Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and REBITDA—EBITDA represents the sum of net income, provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of transaction related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business, impact of the fair value mark-up of acquired fleet, impact of the studio entertainment business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through—Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow- Through (the year-over-year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors.

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through

$ in millions	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Net income (loss)	**$ 30**	**$ 122**	**$ (23)**	**$ 257**
Income tax provision	8	38	7	77
Interest expense, net	134	69	282	193
Depreciation of rental equipment	246	174	613	499
Non-rental depreciation and amortization	70	33	148	92
EBITDA	**488**	**436**	**1,027**	**1,118**
Non-cash stock-based compensation charges	16	7	28	16
Transaction expenses	38	3	185	9
(Gain) loss on assets held for sale	(1)	—	48	—
Impact of the fair value mark-up of acquired fleet[1][3]	7	—	11	—
Studio entertainment[2][3]	2	—	—	—
Other	1	—	—	2
Adjusted EBITDA	**551**	**446**	**1,299**	**1,145**
Less: Gain on sales of rental equipment	17	15	66	58
Less: Gain on sales of new equipment, parts and supplies	6	3	16	10
Less: Impact of the fair value mark-up of acquired fleet[1][3]	7	—	11	—
Rental Adjusted EBITDA (REBITDA)	**$ 521**	**$ 428**	**$ 1,206**	**$ 1,077**
Total revenues	$ 1,304	$ 965	$ 3,167	$ 2,617
Less: Sales of rental equipment	151	81	362	215
Less: Sales of new equipment, parts and supplies	18	9	46	28
Equipment rental, service and other revenues	**$ 1,135**	**$ 875**	**$ 2,759**	**$ 2,374**
Total revenues	$ 1,304	$ 965	$ 3,167	$ 2,617
Adjusted EBITDA	$ 551	$ 446	$ 1,299	$ 1,145
Adjusted EBITDA Margin[4]	**42.3 %**	**46.2 %**	**41.0 %**	**43.8 %**
Equipment rental, service and other revenues	$ 1,135	$ 875	$ 2,759	$ 2,374
REBITDA	$ 521	$ 428	$ 1,206	$ 1,077
REBITDA Margin	**45.9 %**	**48.9 %**	**43.7 %**	**45.4 %**
YOY Change in REBITDA	$ 93		$ 129	
YOY Change in Equipment rental, service and other revenues	$ 260		$ 385	
YOY REBITDA Flow-Through	**35.8 %**		**33.5 %**	

(1) Reflects additional costs recorded in cost of sales of rental equipment associated with the fair value mark-up of rental equipment acquired in major acquisitions and subsequently sold.
(2) Reflects the adjusted EBITDA impact of the Cinelease studio entertainment business prior to its divestiture on July 31, 2025.
(3) Prior year amounts for items (1) and (2) above have not been restated as the adjustments were immaterial.
(4) Adjusted EBITDA margin excluding revenue from Cinelease studio entertainment is 42.4% and 41.5% for the three and nine months ended September 30, 2025, respectively.

HercRentals® Herc Holdings Inc. NYSE: HRI
Q3 2025 | 21

REBITDA Margin and Flow-Through Quarterly Trend

$ in millions	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q1 2025	Q2 2025	Q3 2025
Net income (loss)	$ **65**	$ **70**	$ **122**	$ **(46)**	$ **211**	$ **(18)**	$ **(35)**	$ **30**
Income tax provision (benefit)	16	23	38	3	80	10	(11)	8
Interest expense, net	61	63	69	67	260	62	86	134
Depreciation of rental equipment	160	165	174	180	679	172	195	246
Non-rental depreciation and amortization	29	30	33	35	127	33	45	70
EBITDA	**331**	**351**	**436**	**239**	**1,357**	**259**	**280**	**488**
Non-cash stock-based compensation charges	5	4	7	1	17	6	6	16
Transaction related costs	3	3	3	2	11	74	73	38
Loss (gain) on assets held for sale	—	—	—	194	194	—	49	(1)
Impact of the fair value mark-up of acquired fleet[(1)(3)]	—	—	—	—	—	—	4	7
Studio entertainment[(2)(3)]	—	—	—	—	—	(1)	(1)	2
Other	—	2	—	2	4	—	(1)	1
Adjusted EBITDA	**339**	**360**	**446**	**438**	**1,583**	**338**	**410**	**551**
Less: Gain on sales of rental equipment	23	20	15	29	87	29	20	17
Less: Gain on sales of new equipment, parts and supplies	3	4	3	3	13	3	7	6
Less: Impact of the fair value mark-up of acquired fleet[(1)(3)]	—	—	—	—	—	—	4	7
Rental Adjusted EBITDA (REBITDA)	$ **313**	$ **336**	$ **428**	$ **406**	$ **1,483**	$ **306**	$ **379**	$ **521**
Total revenues	$ 804	$ 848	$ 965	$ 951	$ 3,568	$ 861	$ 1,002	$ 1,304
Less: Sales of rental equipment	69	65	81	96	311	105	106	151
Less: Sales of new equipment, parts and supplies	9	10	9	9	37	11	17	18
Equipment rental, service and other revenues	$ **726**	$ **773**	$ **875**	$ **846**	$ **3,220**	$ **745**	$ **879**	$ **1,135**
REBITDA Margin	**43.1 %**	**43.5 %**	**48.9 %**	**48.0 %**	**46.1 %**	**41.1 %**	**43.1 %**	**45.9 %**
YOY REBITDA Flow-Through	**50.8 %**	**21.9 %**	**46.1 %**	**47.8 %**	**42.9 %**	**(36.8)%**	**40.6 %**	**35.8 %**

(1) Reflects additional costs recorded in cost of sales of rental equipment associated with the fair value mark-up of rental equipment acquired in major acquisitions and subsequently sold.
(2) Reflects the adjusted EBITDA impact of the Cinelease studio entertainment business prior to its divestiture on July 31, 2025.
(3) Prior year amounts for items (1) and (2) above have not been restated as the adjustments were immaterial.

HercRentals Herc Holdings Inc. NYSE: HRI
Q3 2025 | 22

Q3 2025Herc Holdings Inc. NYSE: HRI 23 REBITDA Margin and Flow-Through Annual Trend $ in millions 2020 2021 2022 2023 2024 Net income $ 74 $ 224 $ 330 $ 347 $ 211 Income tax provision 20 67 104 100 80 Interest expense, net 93 86 122 224 260 Depreciation of rental equipment 403 420 536 643 679 Non-rental depreciation and amortization 63 68 95 112 127 EBITDA 653 865 1,187 1,426 1,357 Non-cash stock-based compensation charges 16 23 27 18 17 Impairment 15 3 3 — — Transaction related costs — 4 7 8 11 Loss on assets held for sale / disposal of business 3 — — — 194 Other 2 — 3 — 4 Adjusted EBITDA 689 895 1,227 1,452 1,583 Less: Gain (loss) on sales of rental equipment (5) 19 36 94 87 Less: Gain on sales of new equipment, parts and supplies 8 10 15 13 13 Rental Adjusted EBITDA (REBITDA) $ 686 $ 866 $ 1,176 $ 1,345 $ 1,483 Total revenues $ 1,780 $ 2,073 $ 2,740 $ 3,282 $ 3,568 Less: Sales of rental equipment 198 113 125 346 311 Less: Sales of new equipment, parts and supplies 28 31 36 38 37 Equipment rental, service and other revenues $ 1,554 $ 1,929 $ 2,579 $ 2,898 $ 3,220 REBITDA Margin 44.2% 44.8% 45.7% 46.4% 46.1 % YOY REBITDA Flow-Through 27.9% 47.5% 48.1% 53.0% 42.9%

Reconciliation of Net Income and Adjusted Earnings Per Diluted Share

Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income (loss), transaction related costs, restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain (loss) on the disposal of a business, merger related intangible asset amortization, impact on depreciation of acquired fleet, impact of the fair value mark up of acquired fleet, income (loss) of the studio entertainment business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business.

	Three Months Ended September 30,		Nine Months Ended September 30,	
$ in millions	2025	2024	2025	2024
Net income (loss)	**$ 30**	**$ 122**	**($23)**	**$257**
Transaction expenses	38	3	185	9
(Gain) loss on assets held for sale	(1)	—	48	—
Merger related intangible asset amortization[1]	30	—	40	—
Impact on depreciation related to acquired fleet[2]	(21)	—	(30)	—
Impact of the fair value mark-up of acquired fleet[3]	7	—	11	—
Studio entertainment pretax loss[4]	3	—	2	—
Other[5]	1	—	—	2
Tax impact of adjustments above[6]	(13)	(1)	(63)	(3)
Adjusted net income[7]	**$ 74**	**$ 124**	**$170**	**$265**
Diluted shares outstanding	**33.3**	**28.5**	**30.7**	**28.5**
Adjusted earnings per diluted share	**$ 2.22**	**$ 4.35**	**$5.54**	**$9.30**

(1) Reflects the amortization of the intangible assets acquired in major acquisitions completed since 2024.

(2) Reflects the impact of extending the useful lives of rental equipment acquired in major acquisitions, net of the impact of additional depreciation associated with the fair value mark-up of such equipment.

(3) Reflects additional costs recorded in cost of sales of rental equipment associated with the fair value mark-up of rental equipment acquired in major acquisitions and subsequently sold.

(4) Reflects the pre-tax impact of the Cinelease studio entertainment business prior to its divestiture on July 31, 2025.

(5) Other consists of restructuring charges, impairment and spin-off costs.

(6) The tax rate applied for all adjustments, excluding studio entertainment pretax loss, is 25.0% in the three and nine months ended September 30, 2025 and 25.5% in the three and nine months ended September 30, 2024 and reflects the statutory rates in the applicable entities. The tax rate applied for the studio entertainment adjustments is 24.2% in the three and nine months ended September 30, 2025 and reflects the stand-alone annual effective tax rate.

(7) Prior year amounts for items (1), (2), (3) and (4) above have not been restated as the adjustments were immaterial.

HercRentals® Herc Holdings Inc. NYSE: HRI

Q3 2025 24

Q3 2025Herc Holdings Inc. NYSE: HRI 25 Calculation of Net Leverage Ratio $ in millions Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025(1) Q3 2025(1) Long-Term Debt, Net $ 3,753 $ 3,864 $ 4,163 $ 4,069 $ 4,026 $ 8,251 $ 8,164 (Plus) Current maturities of long-term debt 15 15 15 17 17 23 26 (Plus) Unamortized debt issuance costs and debt discount 5 13 13 12 11 50 49 (Less) Cash and Cash Equivalents (63) (70) (142) (83) (48) (53) (61) Net Debt $ 3,710 $ 3,822 $ 4,049 $ 4,015 $ 4,006 $ 8,271 $ 8,178 Trailing Twelve-Month Adjusted EBITDA 1,483 1,491 1,527 1,583 1,583 2,200 2,132 Net Leverage 2.5 x 2.6 x 2.7 x 2.5 x 2.5 x 3.8 x 3.8 x Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve- month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies. (1) Trailing Twelve-Month Adjusted EBITDA includes the historical results of Herc and H&E combined for the period.

Q3 2025Herc Holdings Inc. NYSE: HRI 26 Reconciliation of Free Cash Flow Nine Months Ended September 30, Year Ended December 31, $ in millions 2025 2024 2024 2023 2022 Net cash provided by operating activities $ 770 $ 894 $ 1,225 $ 1,086 $ 917 Rental equipment expenditures (835) (753) (1,048) (1,320) (1,168) Proceeds from disposal of rental equipment 306 198 288 325 121 Net Fleet Capital Expenditures (529) (555) (760) (995) (1,047) Non-rental capital expenditures (123) (127) (161) (156) (104) Proceeds from disposal of property and equipment 15 6 10 15 7 Other — — — (15) (23) Free Cash Flow 133 218 314 (65) (250) Acquisitions, net of cash acquired (4,256) (567) (600) (430) (515) Proceeds from disposal of business, net 99 — — — — (Increase) decrease in Net Debt, excluding financing activities $ (4,024) $ (349) $ (286) $ (495) $ (765) Free Cash Flow $ 133 Cash paid for transaction related costs 209 Adjusted Free Cash Flow $ 342 Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free Cash Flow and Adjusted Free Cash Flow—Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Adjusted free cash flow removes the impact on operating activities of cash paid for transaction costs. Free cash flow and adjusted free cash flow are used by management in analyzing the Company’s ability to service and repay its debt, fund potential acquisitions and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures.

Q3 2025Herc Holdings Inc. NYSE: HRI 27 Historical Fleet at OEC1 $ in millions FY 2020 FY 2021 FY 2022 FY 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 FY 2024 Q1 2025 Q2 2025 Q3 2025 Beginning Balance $ 3,822 $ 3,589 $ 4,381 $ 5,637 $ 6,328 $ 6,416 $ 6,714 $ 7,088 $ 6,328 $ 7,044 $ 6,879 $ 9,858 Expenditures 348 725 1,218 1,218 167 344 366 200 1,077 74 314 423 Disposals (552) (281) (322) (813) (150) (139) (199) (235) (723) (234) (253) (375) Acquisitions 28 346 395 303 76 100 200 19 395 — 2,893 — Divestiture (46) — — — — — — — — — — (301) Foreign Currency / Other (11) 2 (35) (17) (5) (7) 7 (28) (33) (5) 25 (5) Ending Balance $ 3,589 $ 4,381 $ 5,637 $ 6,328 $ 6,416 $ 6,714 $ 7,088 $ 7,044 $ 7,044 $ 6,879 $ 9,858 $ 9,600 Proceeds as a percent of OEC 37.0% 41.8% 44.4% 44.2% 49.5% 47.9% 42.4% 42.4% 44.9% 44.8% 43.5% 41.4% 1. Original equipment cost based on ARA guidelines.

Q3 2025Herc Holdings Inc. NYSE: HRI 28 For additional information, please contact: Leslie Hunziker SVP Investor Relations, Communications & Sustainability leslie.hunziker@hercrentals.com 239-301-1675